UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016

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Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)
______________

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)
On May 17, 2016, the Company held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)
The following items of business were voted upon by stockholders at the Annual Meeting:

(i) A proposal to elect the directors listed below for a one year term ending in 2017 and until their successors are duly elected and qualified was approved with the following vote:

Director	For	Against	Withheld	Broker Non-votes
William J. Grubbs	26,932,513	0	683,131	2,010,959
W. Larry Cash	26,841,422	0	774,222	2,010,959
Thomas C. Dircks	27,229,339	0	386,305	2,010,959
Gale Fitzgerald	27,414,321	0	201,323	2,010,959
Richard M. Mastaler	27,410,779	0	204,865	2,010,959
Mark Perlberg	27,416,182	0	199,462	2,010,959
Joseph A. Trunfio, PhD	26,851,156	0	764,488	2,010,959

(ii)
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
29,527,607	75,713	23,283	0

(iii)
The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:

For	Against	Abstentions	Broker Non-Votes
27,160,635	444,522	10,487	2,010,959

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Burns
William J. Burns Chief Financial Officer (Principal Accounting and Financial Officer)

Dated:  May 18, 2016